Exhibit 10.41
WILLBROS GROUP, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN
Effective January 1, 2011

WILLBROS GROUP, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

WILLBROS GROUP, INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN
SECTION 1
INTRODUCTION
1.1 The Plan and Its Effective Date. The Plan is established by the Company, effective January 1, 2011.
1.2 Purpose. ERISA and the Code permit the provision of Benefits under an unfunded, nonqualified plan maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated Employees. The purpose of the Plan is to provide the Participants deferred compensation in compliance with Section 409A of the Code.
1.3 Definitions.
Capitalized words and phrases used in this Plan shall have the meanings set forth below or as otherwise set forth in the Plan.
1.3.1 “Account” shall mean a hypothetical, internal bookkeeping account established in the records of the Company to record contributions made on behalf of Participants; provided, however, such account shall exist for internal bookkeeping purposes only and shall not constitute a segregated fund or trust designed to secure payment of a Participant’s Benefits under the Plan.
1.3.2 “Act” means the United States Securities Exchange Act of 1934, as amended.
1.3.3 “Affiliate” means any Person (including a Subsidiary) that directly or indirectly through one or more intermediaries, controls, or is controlled by or is under common control with the Company. For purposes of this definition the term “control” with respect to any Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
1.3.4 “Annual Base Compensation” shall mean an amount a Participant is entitled to receive as wages or salary on an annualized basis, excluding all bonus, overtime and incentive compensation, payable by an Employer as consideration for the Participant’s services.
1.3.5 “Benefit” means the amount distributable to a Participant under the Plan calculated by (i) adding all Employee Contributions, plus all Employer contributions, if any, plus any deemed investment gains under Section 2.7, and (ii) subtracting any deemed investment losses under Section 2.7

1.3.6 “Board of Directors” or “Board” shall mean the Board of Directors of the Company.
1.3.7 “Bonus Compensation” shall mean any compensation payable to a Participant under an Incentive Plan.
1.3.8 “Change in Control” means and shall be deemed to have occurred if (i) any Person, other than the Company or a Related Party, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power of all the then outstanding Voting Securities, (ii) any Person, other than the Company or a Related Party, purchases or otherwise acquires under a tender offer, securities of the Company representing fifty percent (50%) or more of the total voting power of all the then outstanding Voting Securities, (iii) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors of the Company then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board, (iv) the consummation of a merger, consolidation, recapitalization or reorganization of the Company, other than a merger, consolidation, recapitalization or reorganization which would result in the Voting Securities outstanding immediately prior thereto continuing to represent, either by remaining outstanding or by being converted into voting securities of the surviving entity (or if the surviving entity is a subsidiary of another entity, then of the parent entity of such surviving entity), at least sixty percent (60%) of the total voting power represented by the voting securities of the surviving entity (or parent entity) outstanding immediately after such merger, consolidation, recapitalization or reorganization, (v) the stockholders approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets to any Person, other than a Related Party, or (vi) the Board or the appropriate committee thereof adopts a resolution to the effect that a Change in Control has occurred. Any event, transaction or series of events or transactions that would constitute a Change in Control under this definition and that relates to, results from or constitutes a part of the insolvency of, or a bankruptcy, bankruptcy reorganization or receivership of, the Company shall not constitute a Change in Control. Notwithstanding the foregoing, no Change in Control shall be deemed to occur unless the events constituting such Change in Control are also a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation,” within the meaning of Treas. Reg. § 1.409A-3 and applicable Treasury guidance.

1.3.9 “Code” shall mean the Internal Revenue Code of 1986, as amended.
1.3.10 “Committee” shall have the meaning set forth in Section 4.1 hereof.
1.3.11 “Compensation” shall mean Annual Base Compensation and/or Bonus Compensation.
1.3.12 “Company” means Willbros Group, Inc., a Delaware corporation, and any successor thereto.
1.3.13 “Disability” shall mean that a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Employees of the Company.
1.3.14 “Distribution Event” shall mean the earliest to occur of:
(i) the Participant’s death while employed by an Employer;
(ii) the Participant’s Disability while employed by an Employer;
(iii) the termination of the Plan by the Company in accordance with Section 6;
(iv) the Participant’s Separation from Service;
(v) a Change in Control; or
(vi) an Unforeseeable Emergency.
1.3.15 “Employee” means a common law Employee of an Employer.
1.3.16 “Employee Contributions” shall mean any Employee pre-tax contribution amounts credited to a Participant’s Account on a basis under Section 2.2, by reason of an election by a Participant to defer Annual Base Compensation or Bonus Compensation which is not currently available to the Participant on the date the Participant makes such election.

1.3.17 “Employer” means the Company or, if the Participant is not employed by the Company, a Subsidiary that employs the Participant and which has adopted the Plan pursuant to Section 8 hereof, and the successor of either (provided, in the case of a Subsidiary, that such successor is also a Subsidiary).
1.3.18 “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.
1.3.19 “Incentive Plan” means any of the Company’s management incentive plans, sales incentive plans and other incentive or bonus plans or arrangements (but excluding any long-term incentive awards), or any additional or successor plans in effect from time to time.
1.3.20 “Insolvent” shall mean that the Company is unable to pay its debts as they become due or that the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.
1.3.21 “Participant” means (i) an Employee selected for participation in the Plan on an annual basis who is one of a select group of management or highly compensated Employees and (ii) an Employee formerly selected for participation who has an undistributed Account under the Plan.
1.3.22 “Person” shall have the meaning assigned in the Act.
1.3.23 “Plan” shall mean the Willbros Group, Inc. Nonqualified Deferred Compensation Plan, effective January 1, 2011 as amended from time to time.
1.3.24 “Plan Year” shall mean the calendar year beginning January 1 and ending December 31 of each year.
1.3.25 “Related Party” means (i) a Subsidiary, (ii) any Employee benefit plan (including an Employee stock ownership plan) sponsored by the Company or any Subsidiary, or (iii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.
1.3.26 “Separation from Service” means a Participant’s termination or deemed termination from employment with the Employer. For purposes of determining whether a Separation from Service has occurred, the employment relationship is treated as continuing intact while the Participant is on military leave, sick leave or other bona fide leave of absence if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with his Employer under an applicable statute or by contract. For this purpose, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Participant will return to perform services for the Employer. If the period of leave exceeds six (6) months and the Participant does not retain a right to reemployment under an applicable statute or by contract, the employment relationship will be deemed to terminate on the first date immediately following such six (6) month period. Notwithstanding the foregoing, if a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six (6) months, and such impairment causes the Participant to be unable to perform the duties of the Participant’s position of employment or any substantially similar position of employment, a twenty-nine (29) month period of absence shall be substituted for such six (6) month period. For purposes of this Plan, a Separation from Service occurs at the date as of which the facts and circumstances indicate either that, after such date: (A) the Participant and Employer reasonably anticipate the Participant will perform no further services for the Company or an Affiliate (whether as an Employee or an independent contractor), or (B) that the level of bona fide services the Participant will perform for the Company or any Affiliate (whether as an Employee or independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed over the immediately preceding thirty-six (36) month period or, if the Participant has been providing services to the Company, the Employer or an Affiliate for less than thirty-six (36) months, the full period over which the Participant has rendered services, whether as an Employee or independent contractor. The determination of whether a Separation from Service has occurred shall be governed by the provisions of Treas. Reg. § 1.409A-1, as amended, taking into account the objective facts and circumstances with respect to the level of bona fide services performed by the Participant after a certain date.
1.3.27 “Subsidiary” means any corporation, partnership, limited liability company or joint venture in which the Company, directly or indirectly, holds a majority of the voting power of such corporation’s outstanding shares of capital stock or a majority of the capital or profits interests of such partnership, limited liability company, or joint venture.
1.3.28 “Trust” shall mean the Trust Under the Willbros Group, Inc. Nonqualified Deferred Compensation Plan, if any.
1.3.29 “Unforeseeable Emergency” shall mean a severe financial hardship to a Participant resulting from an illness or accident of the Participant, the Participant’s spouse, or a dependent (within the meaning of Code Section 152 without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)) of the Participant, loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not covered by insurance, for example, not as a result of a natural disaster), or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The imminent foreclosure of or eviction from the Participant’s primary residence shall constitute an Unforeseeable Emergency. The need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication, shall constitute an Unforeseeable Emergency. The need to pay for the funeral expenses of a spouse, a beneficiary, or a dependent (as defined in Section 152, without regard to Section 152(b)(1), (b)(2), and (d)(1)(B)) shall also constitute an Unforeseeable Emergency. Except as otherwise provided herein, the purchase of a home and the payment of college tuition are not Unforeseeable Emergencies. The provisions of Treas. Reg. § 1.409A-3 shall govern in the interpretation of whether an Unforeseeable Emergency exists. The parties intend that the Plan shall provide for a distribution upon request of a Participant with respect to all Unforeseeable Emergencies which are permitted under such Treasury Regulation.

1.3.30 “Voting Securities” means any securities of the Company which carry the right to vote generally in the election of directors.
SECTION 2
ELIGIBILITY, CONTRIBUTIONS AND BENEFITS
2.1. Eligibility for Benefits. Prior to the beginning of each Plan Year, the Committee may designate one or more Employees as eligible to become Participants. An eligible Employee becomes a Participant in the Plan on the date that the eligible Employee executes the forms provided by the Committee to elect to participate in the Plan, provided that such forms are timely executed as provided in Section 2.6 for each Plan Year. A person who becomes a Participant shall remain a Participant until all amounts credited to his Account under the Plan have been distributed; provided, however, that no Employee Contributions shall be made for any Plan Year with respect to such Participant unless such Participant is designated for participation with respect to such Plan Year.
2.2 Amount of Benefits. A Participant’s Account shall be credited with the amount of any Employee Contributions made by a Participant with respect to Annual Base Compensation and Bonus Compensation which is not currently available to the Participant on the date deferral of such Contributions is elected; provided, however, that the total annual Employee Contributions amount which may be elected for deferral for a Plan Year shall not exceed (i) seventy-five percent (75%) of the Participant’s Annual Base Compensation for that calendar year and/or (ii) up to one hundred percent (100%) of the Participant’s Bonus Compensation for the Plan Year. The Company shall have discretion to make Company contributions to this Plan in any amount with respect to any Participant. An Eligible Participant who does not have a timely deferral election in effect under Section 2.6 with respect to a Plan Year shall not be credited with any Employee Contributions or Employer Contributions hereunder for such Plan Year.
2.3 Accounts and Income Credits. Amounts credited to a Participant’s Account shall be credited with earnings as provided in Section 2.7.

2.4 Vesting. All Employee Contributions credited to a Participant’s Account and the earnings thereon shall be fully vested and nonforfeitable as between the Company and the Participant; provided, however, that all amounts credited to Participants’ Accounts are subject to the creditors of the Company in the event that the Company becomes Insolvent. Any discretionary Company contributions to the Plan shall be subject to such vesting schedule and other payment conditions as the Committee shall designate in writing with respect to each such discretionary Company contribution.
2.5 Funding. Any Benefit payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund or otherwise segregate assets to be used for payment of Benefits under the Plan. Notwithstanding the foregoing, the Company may maintain the Trust to hold assets to be used for payment of Benefits under the Plan subject to the creditors of the Company in the event the Company becomes Insolvent. The Company may maintain more than one such “rabbi trust”, in its discretion. Any payments by the Trust or such other trust of Benefits provided to a Participant under the Plan shall be considered payment by the Company and shall discharge the Company from any further liability for the payments made by such trust.
2.6 Deferral Elections.
(a) Each person who is designated by the Committee as a Participant with respect to each Plan Year may elect, by filing a duly executed written election with the Committee in accordance with such rules and procedures as the Committee shall establish, before the beginning of such Plan Year, to have the Employee Contributions described in Section 2.2, if any, credited to his Account; provided, however, that any Employee Contributions shall be credited only with respect to Annual Base Compensation or Bonus Compensation for services performed after the election is received by the Committee.
(b) Persons who are initially designated as Participants during a Plan Year may elect, by filing a written election with the Committee in accordance with such rules and procedures as the Committee shall establish, within thirty (30) days of the date of his designation as a Participant, to have the Employee Contributions described in Section 2.2, if any, credited to his Account; provided, however, that any Employee Contributions shall only be credited with respect to Annual Base Compensation or Bonus Compensation for services performed after the election is received by the Committee. This Subsection (b) shall only apply to a Participant whose employment by the Company or any other Employer commences during the same calendar year in which his or her initial designation as a Participant occurs.
(c) If a Participant has a deferral election in effect for a current Plan Year and is again designated as a Participant in the Plan for the next Plan Year, but fails to timely make a new deferral election for the next Plan Year, the deferral election in effect for the current Plan Year shall carryover automatically (for any number of ensuing Plan Years). If such Participant does not have in effect an election pursuant to this Section 2.6 for the Plan Year, no deferrals shall be credited to his Account under this Plan for such Plan Year.

(d) An election by a Participant to defer Annual Base Compensation and/or Bonus Compensation becomes irrevocable as to the applicable year upon receipt by the Committee. If the Participant wishes to terminate or change his or her deferral as to any subsequent year, such termination or revised deferred election must be in writing, duly signed and delivered to the Committee not later than the last day of the calendar year preceding the year as to which the termination or revised deferral election will apply.
2.7 Deemed Investment of Accounts. For purposes of calculating the Benefit distributable to a Participant under the Plan, all amounts allocated to a Participant’s Account shall be deemed invested and reinvested in the investment funds designated by the Committee, which may include investment options available under the Willbros Employees’ 401(k) Investment Plan, or in such additional investment options as the Committee may from time to time make available, in accordance with the Participant’s deemed investment directions hereunder. Each Participant shall designate how, and in what percentage, amounts credited to his Account (and the investment earnings or losses thereon) shall be deemed to be invested. Each Participant shall be entitled to make deemed investment elections with respect to his Account separate from his investment election with respect to his accounts, if any, under the Willbros Employees’ 401(k) Investment Plan; provided, however, that any deemed investment election made pursuant to this Section 2.7 shall be completed, delivered to the Committee (or to the Committee’s designee) and made effective in such manner and at such time as the Committee (or such designee) shall determine in accordance with its rules concerning the manner of making investment elections under the Plan. A Participant may change his deemed investment elections from time to time in such manner as determined by the Committee or its designee.
SECTION 3
DISTRIBUTION OF BENEFITS
3.1 Payment of Benefits. The Participant’s Benefits held in the Trust shall be paid to, as applicable, the Participant or (i) in the event of the Participant’s death, to the designated beneficiary of the Participant or (ii) in the event of the Participant’s Disability, to the Participant’s personal representative, if any, following the occurrence of a Distribution Event, in accordance with the provisions of this Section 3. In the event the Participant fails to designate a beneficiary for purposes of this Plan, the Committee shall pay the Benefits due hereunder to the Participant’s surviving spouse, if any, or, if none, to the personal representative of the Participant’s estate in the event of the Participant’s death.

3.2 Form and Date of Payment of Benefits. Except as set forth in Section 3.4, benefit payments from the Trust shall be made in accordance with the Participant’s irrevocable election in (a) a single lump sum payment on the first day of the month following the occurrence of a Distribution Event or (b) in the number of substantially equal monthly installments, but not more than sixty (60), elected by the Participant in the deferral election form beginning on the first day of the first month next following the occurrence of a Distribution Event or such later month (but not more than twenty-four (24) months following the Distribution Event) elected by the Participant in such deferral election form; provided, however, that benefit payments made pursuant to Section 3.3 on account of a Distribution Event which is an Unforeseeable Emergency shall only be made if the Participant requests such a distribution and shall be made in a single lump sum.
3.3 Distributions for Unforeseeable Emergency. A Participant may receive one or more distributions with respect to an Unforeseeable Emergency by requesting the same from the Committee; provided, that the amount of each such distribution shall be only for the amounts reasonably necessary to satisfy such emergency (which shall include the amounts necessary to pay any Federal, state, local or foreign taxes or penalties reasonably anticipated to result from the distribution). The determination of whether a Participant has incurred an Unforeseeable Emergency and satisfied the foregoing conditions shall be an objective determination which shall not involve any discretion of the Committee. Whether a Participant is faced with an Unforeseeable Emergency permitting a distribution under this Section 3.3 is to be determined based on the relevant facts and circumstances of each case, but, in any case, a distribution on account of Unforeseeable Emergency may not be made to the extent that such emergency is or may be relieved through reimbursement or compensation from insurance or otherwise, by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not cause severe financial hardship. The determination of amounts reasonably necessary to satisfy the emergency need shall not take into account any additional compensation that is available from a qualified employer plan as defined in Treas. Reg. § 1.409A-1(a)(2) (including any amount available by obtaining a loan under the plan), or that due to the Unforeseeable Emergency is available under another nonqualified deferred compensation plan (including a plan that would provide for deferred compensation except due to the application of the effective date provisions under Treas. Reg. § 1.409A-6). There shall not be a minimum or maximum allowable in-service distribution in the event of an Unforeseeable Emergency. A Participant has discretion as to whether to apply for a distribution upon an Unforeseeable Emergency.
3.4 Delay of Certain Payments for Specified Employees. Notwithstanding any contrary provision in this Plan, any payment(s) of nonqualified deferred compensation (within the meaning of Code Section 409A) that is otherwise required to be made under this Plan to a Participant who is a “specified employee” (as defined under Code Section 409A) as a result of Separation from Service (other than a payment(s) that is excepted from or otherwise not subject to Code Section 409A) shall be delayed for the first six (6) months following such Separation from Service and shall instead be paid on the first (1st) business day following the expiration of such six (6) month period, in a single lump sum and in the aggregate amount of all payments so delayed. Any remaining payments not so delayed shall continue to be paid pursuant to the payment schedule, if any, specified herein.

SECTION 4
ADMINISTRATION OF THE PLAN
4.1 Appointment of the Committee. The Plan shall be administered by the Committee. The Committee shall consist of the Willbros Executive Leadership Team. Any Committee member may resign by delivering a written resignation to the Committee and such resignation shall be effective upon receipt, or at any subsequent date specified in the written resignation. If no Committee is appointed, references herein to the Committee shall refer to the Employee Benefits Committee of the Company.
4.2 Operation of the Committee.
(a) The Committee shall act by a majority of its members constituting a quorum and such action may be taken either by a vote in a meeting or in writing without a meeting. A quorum shall consist of a majority of the members of the Committee. No Committee member shall act upon any question pertaining solely to himself, and with respect to any such question only the other Committee members shall act.
(b) The Committee may allocate responsibility for the performance of any of its duties or powers to one or more Committee members or Employees of the Company.
(c) The Committee or its designee shall keep such books of account, records and other data as may be necessary for the proper administration of the Plan.
4.3 Powers and Duties of the Committee. The Committee shall be generally responsible for the operation and administration of the Plan. To the extent that powers are not delegated to others pursuant to provisions of this Plan, the Committee shall have such powers as may be necessary to carry out the provisions of the Plan and to perform its duties hereunder, including, without limiting the generality of the foregoing, the power:
(a) To appoint, retain and terminate such persons as it deems necessary or advisable to assist in the administration of the Plan or to render advice with respect to the responsibilities of the Committee under the Plan, including accountants, administrators, and attorneys;
(b) To make use of the services of the Employees of the Company in administrative matters;

(c) To obtain and act on the basis of all tables, valuations, certificates, opinions, and reports furnished by the persons described in paragraph (a) or (b) above;
(d) To determine all Benefits and resolve all questions pertaining to the administration and interpretation of the Plan provisions, either by rules of general applicability or by particular decisions based on the objective provisions of the Plan and without the exercise of discretion. To the maximum extent permitted by law, all interpretations of the Plan and other decisions of the Committee shall be conclusive and binding on all parties;
(e) To adopt such forms, rules and regulations as it shall deem necessary or appropriate for the administration of the Plan and the conduct of its affairs, provided that any such forms, rules and regulations shall not be inconsistent with the provisions of the Plan;
(f) To remedy any inequity resulting from incorrect information received or communicated or from administrative error; and
(g) To commence or defend any litigation arising from the operation of the Plan in any legal or administrative proceeding.
4.4 Compensation; Expenses. All expenses incident to the operation and administration of the Plan and the Trust reasonably incurred, including, without limitation by way of specification, the fees and expenses of attorneys and advisors, and for such other professional, technical and clerical assistance as may be required, shall be paid by the Company. Members of the Committee shall not be entitled to any compensation by virtue of their services as such nor be required to give any bond or other security; provided, however, that they shall be entitled to reimbursement by the Company for all reasonable expenses which they may incur in the performance of their duties hereunder and in taking such action as they deem advisable hereunder within the limits of the authority given them by the Plan and by law.
4.5 Indemnification. To the extent coverage is not provided by any applicable insurance policy, the Company hereby agrees to indemnify the Committee and each of its members, the Board of Directors and each of its members, as well as each Employee performing services with respect to this Plan, and to hold all of them harmless against all liability, joint and several, for their acts, omissions and conduct and for the acts, omissions and conduct of their duly appointed agents made in good faith pursuant to the provisions of the Plan, including any out-of-pocket expenses reasonably incurred in the defense of any claim relating thereto; provided, however, that no indemnitee shall voluntarily assume or admit any liability, nor, except at its or his own cost, shall any of the foregoing make any payment, assume any obligations or incur any expense without the prior written consent of the Board of Directors. The Company may purchase, at its expense, liability insurance to protect the Company and the persons indemnified hereunder from liability incurred in the good faith administration of this Plan.

4.6 Claims Procedure and Review.
(a) Claims for Benefits under the Plan shall be filed in writing by a claimant with the Committee. Within sixty (60) days after receipt of such claim, the Committee shall act on the claim and shall notify the claimant in writing as to whether the claim has been granted in whole or in part; provided, however, if the claimant has not received written notice of such decision within such sixty (60)-day period, the claimant shall, for the purpose of subsection (c) of this Section 4.6, regard his claim as having been denied.
(b) Any notice of denial of a claim in whole or in part shall set forth, in a manner calculated to be understood by the claimant, (i) the specific reason or reasons for the denial, (ii) specific reference to pertinent Plan provisions on which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim, and (iv) an explanation of the Plan’s claim and review procedure.
(c) Any claimant (or his duly authorized representative) who has been denied a claim in whole or in part under the Plan shall be entitled, upon the filing of a written request for review with the Committee within sixty (60) days after receipt by the claimant of written notice of denial of his claim (or, if the claimant had not received written notice of decision within the sixty (60)-day period described in subsection (a) of this Section 4.6, within one hundred-twenty (120) days of receipt of the claim form by the Committee), to appeal the denial of his claim to the Committee.
(d) The claimant or his duly authorized representative shall be entitled in connection with such appeal to examine pertinent documents and submit issues and comments in writing to the Committee. Any decision on review by the Committee shall be in writing, shall include specific reasons for the decision (including reference to the pertinent Plan provisions on which the decision is based) and shall be written in a manner calculated to be understood by the claimant. Such decision shall be made by the Committee not later than sixty (60) days after receipt by it of the claimant’s or his duly authorized representative’s request for review.

SECTION 5
MISCELLANEOUS
5.1 Employment Rights. Establishment of the Plan shall not be construed to give the Participant the right to be retained in the Company’s service or to any Benefits not specifically provided by the Plan.
5.2 Interests Not Transferable. Except as to withholding of any tax under the laws of the United States or any state or locality, no Benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such Benefits, whether currently or thereafter payable, shall be void. No Benefit shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber his Benefits under the Plan, or if by reason of his bankruptcy or other event happening at any time, such Benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Company, in its discretion, may terminate the interest in any such Benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or his spouse, children or other dependents, or any of them, in such manner as the Company may deem proper.
5.3 Unclaimed Amounts. Unclaimed amounts shall consist of the Benefits of the Participant which cannot be distributed because of the Committee’s inability, after a reasonable search, to locate the Participant or his beneficiary, as applicable, within a period of two (2) years after the payment of Benefits becomes due. Unclaimed amounts shall be forfeited at the end of such two (2) year period. These forfeitures will reduce the obligations of the Company under the Plan. After an unclaimed amount has been forfeited, the Participant or beneficiary, as applicable, shall have no further right to his Account.
5.4 Controlling Law. The law of the State of Texas, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan to the extent not preempted by Federal law.

5.5 Gender and Number. Words in the masculine gender shall include the feminine (and vice versa), and the plural shall include the singular (and vice versa).
5.6 Compliance with Code Section 409A. The provisions of this Plan are intended to fully comply with Code Section 409A, applicable Treasury guidance with respect to such Code Section, and the final Regulations, as amended, under such Code Section. As a result, the provisions of this Plan shall be construed to effect the intent of Code Section 409A, applicable Treasury guidance with respect to such Code Section, and the final Regulations, as amended, under such Code Section, and, accordingly, the Committee may, in order to carry out such intent, without the consent of any Participant, amend, modify, confirm or clarify any provision of this Plan, but only and solely to cause the Plan to conform with such Code Section, such applicable Treasury guidance, and such final Regulations, in order to avoid any excise tax thereunder being imposed on a Participant.
SECTION 6
AMENDMENT AND TERMINATION
The Company intends the Plan to be permanent, but reserves the right at any time by action of its Board of Directors to modify or amend the Plan without the consent of any Participant, but only if such modification or amendment would not adversely affect any Participant other than to cause the distribution of the Participant’s Account. The Company has the right, without any Participant’s consent, to terminate the Plan. Any such termination shall comply with Code Section 409A, applicable Treasury guidance thereunder and the final Regulations, as amended, under such Code Section, including, without limitation, any applicable requirement to delay distribution of Participant’s Benefits under the Plan.
SECTION 7
PARTICIPATING EMPLOYERS
This Plan may be adopted by any Subsidiary. Upon such adoption, the Subsidiary shall become an Employer and the provisions of the Plan shall be fully applicable to the Employees of that Subsidiary who are designated Participants by the Committee. The Company agrees unconditionally to guarantee the performance by, and obligation of, each Employer under the Plan.

SECTION 8

SUCCESSOR TO EMPLOYER
This Plan shall bind any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) which becomes such after a Change in Control has occurred in the same manner and to the same extent that the Employer would be obligated under this Plan if no succession had taken place. In the case of any transaction in which a successor (which becomes such after a Change in Control has occurred) would not by the foregoing provision or by operation of law be bound by this Plan, the Employer shall require such successor expressly and unconditionally to assume and agree to perform the Employer’s obligations under this Plan, in the same manner and to the same extent that the Employer would be required to perform if no such succession had taken place. The terms “Company” and “Employer,” as used in this Plan, shall mean the Company or an Employer, respectively, as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.
Executed this 24th day of January, 2011, to be effective as of January 1, 2011.

WILLBROS GROUP, INC.,
By:	/s/ Lori Pinder
Its:	Secretary

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